UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2014

CORECOMM SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 722-0041

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On July 31, 2014, CoreComm Solutions Inc. (the “Company”) closed its previously announced private placement financing by issuing a total of 325,000 common shares of the Company at a price of $0.075 per share for gross proceeds of $24,375.  The issuance was completed pursuant to the provisions of Regulation S of the Securities Act of 1933 (the “Act”).  The Company did not engage in a distribution of this offering in the United States. Each of the subscribers represented that they were not a US person as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a US person.

Following closing of the foregoing, the Company terminated the balance of private placement offering.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECOMM SOLUTIONS INC.

Date: August 1, 2014

By:  /s/ Nelson Da Silva

Nelson Da Silva

Chief Executive Officer

and President

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